Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Andrea Welch	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD HOSPITALITY TRUST COMPLETES $203.4 MILLION

MORTGAGE LOAN RESTRUCTURING AND IS WELL POSITIONED FOR

FUTURE MATURITIES

DALLAS, December 12, 2011 — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that it has successfully restructured its $203.4 million mortgage loan and extended the maturity date from December 2011 to March 2014. There is also a one-year extension option subject to the satisfaction of certain conditions. The restructuring provides for a new interest rate of LIBOR + 4.50%, with no LIBOR Floor. At the closing of the restructuring, the Company paid down the loan by $25 million to $178.4 million. Additionally, terms include that 85% of excess cash flow after debt service, working capital, and approved capital expenditures will be used to pay down the debt balance and thereby further deleverage the portfolio.

Ashford has successfully addressed upcoming debt maturities and is well positioned regarding the next few years. In addition to this most recent restructure, the Company previously announced entering into a new $105 million revolving credit facility that replaced the Company’s pre-existing credit line that was scheduled to mature in April 2012. The facility is currently undrawn. All other Company debt is non-recourse.

The Company is engaged in negotiations with the special servicer to restructure and extend the $167 million non-recourse portfolio mortgage loan that matures in May 2012. On a parallel path, the Company is also in discussion with third party lenders to refinance this loan. There is a high likelihood of a viable restructure or refinance under current market conditions given the level of existing cash held in reserve for a possible debt pay down for this loan.

All other remaining 2012, 2013, and 2014 debt maturities have current trailing twelve month NOI debt yields ranging from 10.2% to 15.6%, with the exception of one small loan of just under $20 million on the Hilton El Conquistador in Tucson, AZ. Considering the current pre-recovery operating cash flow levels and even the depressed lending market, the expectation is that financing should be available to replace these other loans coming due.

“We are very pleased to announce this restructuring and extension with a market pay down which preserves our cash for more accretive opportunities,” said Monty J. Bennett, Chief Executive Officer of Ashford Hospitality Trust. “Given our success with this loan restructuring and continued improvement in our portfolio performance through RevPAR growth and gains in operating margin, we remain confident in our ability to address future debt maturities. As always, we will work diligently to reach agreements that maximize long-term shareholder value.”

Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure. Additional information can be found on the Company’s website at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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